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EXHIBIT 10.4

                                 PROMISSORY NOTE
                                 ---------------

Great Neck, New York                                                July 3, 2001

         FOR VALUE RECEIVED, the undersigned, Tangible Assets Galleries, Inc. (the "Borrower"), having its principal place of business at 3444 Via Lido, Newport Beach, CA 92663, promises to pay to the order of KSH Strategic Investment Fund, LLP (the "Fund") at 245 Great Neck Road, Great Neck, NY 11021, or at such other place as the Payee or any subsequent holder(s) of this Note may from time to time designate, the aggregate unpaid principal amount of $275,000 (Two Hundred and Seventy-Five Thousand dollars) owed by the Borrower to the Payee, together with (i) interest on the unpaid principal balance from time to time outstanding at the rate of ten percent (10%) per annum until paid, commencing on the date hereof; and (ii) 500,000 five year warrants to purchase shares of the common stock of the Borrower at $0.23 per share (the "Common Stock") in connection with the Loan Amount (as hereinafter defined), which warrants shall be issued and delivered to the Fund.

         Payment hereunder shall be made (i) in the case of the 500,000 warrants to purchase shares of Common Stock due in connection with the Loan Amount, by their issuance and delivery to the Payee on the date hereof; (ii) in the case of the unpaid principal amount of the Loan Amount and the interest accrued thereon, on the earlier of July 3, 2002 (the "Maturity Date"), or immediately upon the occurrence of (a) the initial closing of the contemplated private placement of a minimum of $500,000 of the Borrower's equity securities, managed by KSH Investment Group, Inc., made pursuant to any exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), including, without limitation, a private placement made pursuant to Section 4(2) of the Securities Act or Rule 504 or 506 of Regulation D promulgated thereunder (a "Private Placement"); or (b) an Event of Default, as hereinafter defined.

         This Note shall automatically become due and payable, without notice or demand and without the need for any action or election by the Payee or any subsequent holder(s) hereof, upon the occurrence at any time of any of the following events of default (each, an "Event of Default"):

         1. NONPAYMENT OR NONPERFORMANCE. (a) Failure to pay when due any payment of principal, interest or Common Stock due hereunder; or (b) failure in the performance or observance of any other term or condition, obligation, or covenant contained in this Note, the Security Agreement (as hereinafter described), or any other agreement securing, guaranteeing or otherwise pertaining to this Note;

         2. ADVERSE JUDGMENTS. The rendering of a final judgement or judgements for payment of money aggregating in excess of $100,000 against any party liable hereon, whether as Borrower, endorser, guarantor, surety or otherwise, and the same is not discharged within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced or if commenced has been effectively stayed;



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         3.       INABILITY TO PAY DEBTS. The admission of any party liable
                  hereon, whether as Borrower, endorser, guarantor, surety or otherwise, of its inability to pay its debts as they mature, or any assignment for the benefit of the creditors of the foregoing parties;

         4. CERTAIN TRANSFERS. Any transfer of property by any party liable hereon, whether as Borrower, endorser, guarantor, surety or otherwise, under circumstances which would entitle a trustee in bankruptcy or similar fiduciary to avoid such transfer under the Federal Bankruptcy Code, as amended, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing;

         5. BANKRUPTCY. The commencement of proceedings in bankruptcy or for the reorganization of any party liable hereon, whether as Borrower, endorser, guarantor, surety or otherwise, or the readjustment of any of the debts of any of the foregoing parties, under the Federal Bankruptcy Code, as amended, or any party thereof, or under any other laws, whether state or federal for the relief of debtors, now or hereafter existing, by any of the foregoing parties, or against any of the foregoing parties, which shall not be discharged within thirty (30) days of their commencement;

         6. APPOINTMENT OF RECEIVER. The appointment of a receiver, trustee or custodian for any party liable hereon, whether as Borrower, endorser, guarantor, surety or otherwise, or for any substantial part of the assets of any of the foregoing parties, or the institution of the proceedings for the dissolution or the full or partial liquidation of any of the foregoing parties, and such receiver or trustee shall not be discharged within thirty (30) days of his or its appointment, or such proceedings shall not be discharged within thirty (30) days of their commencement, or the discontinuance of the business or the material change in the nature of the business of any foregoing parties;

         7. MERGER. Any merger, consolidation or other business combination or sale of all or substantially all of the assets of the Borrower.

         8. DISSOLUTION. The liquidation, termination or dissolution of the Borrower.

         9. TERMINATION OF PRIVATE PLACEMENT. The unilateral decision by the company to terminate it's plan to retain KSH Investment Group, Inc. to underwrite a private placement of the company's securities prior to December 2001.

         This Note is secured by a Security Agreement in favor of the Payee or any subsequent holder(s) hereof of even date herewith, the terms of which are incorporated herein by reference, covering certain rights and assets referred to therein (the "Collateral"). Said Security Agreement contains provisions for the acceleration of the Maturity Date hereof upon the happening of certain stated events.

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         If this Note is not paid when due, the Borrower promises to pay all costs and expenses of collection, including, without limitation, actual attorneys' fees and expenses, incurred by the payee or any subsequent holder(s) hereof on account of such collection, whether or not suit is filed hereon.

         No single or partial exercise of any power hereunder or under the Security Agreement shall preclude other or further exercise thereof or the exercise of any other power. No delay or omission on the part of the Payee or any subsequent holder(s) hereof in exercising any right hereunder or under the Security Agreement shall operate as a waiver of such right or of any other right under this Note or under the Security Agreement. The release of any party liable on this Note or under the Security Agreement shall not operate to release any other party liable hereon or thereon. The acceptance of any amount due and payable hereunder shall not operate as a waiver with respect to any other amount of money and/or Common Stock then owing and unpaid.

         Presentment, demand, protest, notices of protest, dishonor and nonpayment of this Note and all notices of every kind are hereby waived by all parties to this Note, whether the undersigned Borrower, endorser, guarantor, surety or otherwise, except as provided herein. To the extent permitted by applicable law, the defense of the statute of limitations is hereby waived by the Borrower.

         Principal and interest evidenced hereby is payable only in lawful money of the United States. The receipt of a check shall not, in itself, constitute payment hereunder unless and until paid in good funds.

         Whenever any payment on this Note shall be stated to be due on a day which is not a business day, such payment shall be made on the next succeeding business day.

         This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof. In any action brought under or arising out of this Note, the Borrower hereby consents to the in personam jurisdiction of any state or federal court sitting in Nassau County, State of New York, waives any claim or defense that such forum is not convenient or proper, and consents to service of process by any means authorized by New York law.

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         THE BORROWER HEREBY WAIVES, AND COVENANTS THAT THE UNDERSIGNED WILL NOT
ASSET (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE OR THE SECURITY AGREEMENT, THE SUBJECT MATTER HEREOF OR THEREOF OR ANY DOCUMENT RELATING HERETO OR THERETO, IN EACH
CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR IN TORT OR OTHERWISE.

                                           Tangible Asset Galleries, Inc.

                                           By: /S/ Michael Haynes
                                              ----------------------------------
                                                Michael Haynes
                                                President

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